Exhibit 99.1

pdvWireless Reports First Quarter Results

WOODLAND PARK, NJ- August 11, 2015 - Pacific DataVision, Inc., d/b/a pdvWireless (NASDAQ: PDVW) (the “Company”), a leading provider of mobile workforce management solutions, reported today its first fiscal quarter results for the period ended June 30, 2015.

Revenue for the quarter ended June 30, 2015 was $841,000 compared with $831,000 for the quarter ended June 30, 2014. For the first quarter, the Company reported a net loss of ($4.35 million), or ($0.32) per share, compared with a net loss of ($2.59 million), or ($0.92) per share, the previous year.

Because the Company is currently in the process of deploying its advanced digital dispatch networks, the Company’s revenues for the first quarter of FY 2016 principally represent its historical software as-a-service (“SAAS”) business.  The operating results, however, also include costs and expenses related to implementing the Company’s digital dispatch networks, the costs associated with its initiatives to implement its broadband spectrum strategies and the costs incurred to raise funds to support its business initiatives.

The increase in revenues for the quarter is principally a result of spectrum leasing revenue, which began in September 2014, partially offset by a reduction in revenue resulting from higher customer churn in the Company’s SAAS business. The functionality and solutions developed for the SAAS business are included in the Company's new DispatchPlus service offering.

General and administrative expenses for the three months ended June 30, 2015 increased by $1.30 million, or 53.6%, to $3.72 million from $2.42 million for three months ended June 30, 2014. These amounts include stock compensation in connection with the financing transactions and awards to employees in the fiscal quarter ended June 30, 2015 and 2014 in the amount of $1.35 million and $2.10 million, respectively.  The increase in the June 30, 2015 quarter’s general and administrative expenses is primarily due to an increase in headcount and related costs in order to support the Company’s business initiatives.

Adjusted EBITDA for the quarter was a negative ($2.95 million) as compared with a negative ($0.28 million) the prior year. The increase in Adjusted EBITDA losses in the first quarter was caused by higher selling, general and administrative costs as the Company incurred costs to support and implement its business initiatives and to a lesser degree, the effect of the decrease in gross margin of the Company’s SAAS business resulting from the decline in revenues noted above.

John C. Pescatore, President and CEO of pdvWireless, said, "Our recent results continue to reflect the Company’s forward momentum toward achieving its business imperatives on all fronts. By getting through the second phase of the rule making process, the FCC now has a more complete record of the issues. We remain confident that, by working with the incumbents at 900 MHz, we can and will address the issues raised as the rulemaking process moves forward.”

He added “In the near term, the success of our DispatchPlus launch in Houston along with the activity in other markets such as Dallas, Philadelphia and Atlanta, has given us confidence that the estimates of capital required for the buildout of our market areas are in line with the results achieved to date. In addition, although it is very early in the market development process from a sales perspective, we are pleased with the initial feedback from dealers, prospects and customers.  It is important to note that we are seeing activity and interest in our targeted business verticals, such as transportation, distribution and construction.”

Strong Cash Position

The Company has a strong cash position, with $175.9 million in available cash as of June 30, 2015. In the first fiscal quarter ended June 30, 2015, the Company spent approximately $1.4 million for the acquisition of equipment, design, and buildout of its networks.

The Company's cash position was enhanced during the first quarter by the $64.8 million in net proceeds it received from the follow-on public offering of its common stock in May 2015. The Company plans to use a major portion of the net proceeds to pursue its regulatory initiatives and broadband strategy, including purchasing additional spectrum.  The remainder of the net proceeds from this recent public offering will be used for general corporate purposes, which may include the acquisition of complementary products, technologies, business or assets

Broadband Initiative

In May 2015, the Company and the Enterprise Wireless Alliance (EWA) filed proposed rules with the FCC related to their Joint Petition for Rulemaking, which outline recommended procedural and technical operating parameters and processes related to the administration and sequence of the proposed realignment of the 900 MHz band. The proposed rules were placed on Public Notice by the FCC and the comment and reply comment cycle each have been completed. The petition for realignment of the band is aimed at making more efficient use of the Company’s spectrum, and providing customers with more choices by giving the Company the flexibility to deploy more robust, broadband technologies in the future

DispatchPlus Business

DispatchPlus is a next-generation push-to-talk solution utilizing state-of-the-art digital two-way radio technology integrated with pdvWireless' proprietary cloud-based mobile resource management solutions, including workforce tracking, status mapping and the Company's patented intelligent call prioritization. DispatchPlus enables communications to be sent, simultaneously, to one or many recipients, whether the recipient(s) is on pdvWireless' two-way service, a cellphone or at any email address. At the end of the first quarter, the Company announced the commercial launch of its first DispatchPlus two-way radio service in the greater Houston, Texas metropolitan area and had sites in service by the end of June 2015 in three additional metropolitan market areas, Dallas, Atlanta, and Philadelphia.  The Company is currently in the market development process during which it will be ramping up its distribution channels, customer acquisition process and developing appropriate sales and marketing programs.

Conference Call

pdvWireless will host a conference call to discuss its first  quarter 2016 financial results on August 11, 2015 at 5:00 p.m. EDT. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2860 or 973-413-6102 and using the conference code 774894. The earnings call will also be available for replay until August 25, 2015 and can be accessed by dialing into the conference lines at 800-332-6854 or 973-528-0005 and using the conference code 774894.   The replay will also be posted on the Company’s website under Investors at www.pdvwireless.com/investors.

About pdvWireless

Pacific DataVision, Inc., d/b/a pdvWireless, is a recognized leader in mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless has commenced launching the nation’s largest private push-to-talk network in major markets throughout the United States. Its patented and industry-validated technology improves team communication and field documentation across a wide array of industries including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless's Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. Pacific DataVision, Inc. is headquartered in Northern New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, income taxes and stock-based compensation. The Company has included below unaudited adjusted financial information for the three months ended June 30, 2015 and 2014, which includes a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company's management uses Adjusted EBITDA to evaluate the Company's performance and provides this financial measure to investors as a supplement to the Company's reported results because management believes this information provides additional insight into the Company's operating performance by disregarding certain nonrecurring items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company's financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements (as defined under Federal securities laws). Forward-looking statements generally are accompanied by words such as "will", "expect", "intend", "plan", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding the planned timing and scope of the Company's deployment of its dispatch network, the estimated costs of deploying its dispatch network, and its regulatory initiatives and plans. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: we have no operating history with respect to our proposed push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network; customers may not adopt our technology; any efforts we pursue to increase the value of our spectrum may not be successful; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 10, 2015 and our quarterly report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 11, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Timothy Gray	Adam Friedman
CFO	Principal
Pacific DataVision, Inc.	Adam Friedman Associates
973-771-0981	917-675-6250
ir@pdvwireless.com	adam@adam-friedman.com

Pacific DataVision, Inc.

Statements of Operations

(Unaudited)

	Three months ended
	June 30,
	2015	2014
Operating revenues
Service revenue	$648,662	$831,138
Spectrum lease revenue	182,186	—
Other revenue	10,012	—
Total operating revenues	840,860	831,138
Cost of revenue
Sales and service	375,174	283,930
Gross profit	465,686	547,208
Operating expenses
General and administrative	3,722,406	2,423,191
Sales and support	811,675	291,604
Product development	304,897	226,695
Total operating expenses	4,838,978	2,941,490
Loss from operations	(4,373,292)	(2,394,282)
Interest expense - affiliated entities	—	(193,281)
Interest income	22,220	—
Net loss	$(4,351,072)	$(2,587,563)
Net loss per common share basic and diluted	$(0.32)	$(0.92)
Weighted-average common shares used to compute basic and diluted net loss per share	13,492,560	2,827,574

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended
	June 30,
	2015	2014
Adjusted EBITDA:
Net loss	$(4,351,072)	$(2,587,563)
Interest expense - affiliated entities	—	193,281
Depreciation and amortization	49,090	14,610
Stock Compensation expense	1,349,634	2,095,776
Adjusted EBITDA	$(2,952,348)	$(283,896)

Pacific DataVision, Inc.

Balance Sheets

	June 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$175,851,438	$119,873,668
Accounts receivable, net	403,634	395,172
Prepaid expenses	728,570	629,790
Total current assets	176,983,642	120,898,630
Property and equipment	7,736,538	6,384,602
Intangible assets	100,298,444	100,298,444
Capitalized patent costs, net	220,247	220,783
Other assets	30,105	25,630
Total assets	$285,268,976	$227,828,089
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,324,196	$6,467,285
Accounts payable - officers	15,728	40,668
Deferred revenue	737,984	737,664
Total current liabilities	3,077,908	7,245,617
Deferred Revenue	6,194,332	6,376,518
Total liabilities	9,272,240	13,622,135
Commitments and Contingencies
Stockholders' equity
Preferred Stock, $0.0001 per share, 10,000,000 shares authorized and no shares outstanding at June 30, 2015 and March 31, 2015	—	—
Common Stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,266,872 shares issued and outstanding at June 30, 2015 and 12,530,493 shares issued and outstanding at March 31, 2015	1,438	1,253
Additional paid-in capital	322,003,549	255,861,880
Accumulated deficit	(46,008,251)	(41,657,179)
Total stockholders' equity	275,996,736	214,205,954
Total liabilities & stockholders' equity	$285,268,976	$227,828,089

Pacific DataVision, Inc.

Statement of Cash Flows

(Unaudited)

	Three months ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,351,072)	$(2,587,563)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation and amortization	49,090	14,610
Non-cash compensation expense attributable to stock awards	1,349,634	2,095,776
Changes in operating assets and liabilities
Accounts receivable	(8,462)	9,059
Prepaid expenses and other assets	(103,255)	11,629
Accounts payable and accrued expenses	(4,143,089)	1,048,222
Accounts payable - officers	(24,940)	87
Accrued interest expense	—	193,280
Deferred compensation	—	6,085
Deferred revenue	(181,866)	(10,751)
Net cash flows provided (used) by operating activities	(7,413,960)	780,434
CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	—	(182,165,999)
Payment of deposit	—	(13,500,000)
Purchases of intangible assets	—	(253,444)
Purchases of equipment	(1,398,746)	(3,743)
Payments for patent costs	(1,744)	(135)
Net Cash used by investing activities	(1,400,490)	(195,923,321)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	—	45,000
Net proceeds from Section 144A Offering	—	202,003,249
Net proceeds from follow-on offering	64,792,220	—
Net cash provided from financing activities	64,792,220	202,048,249
Net change in cash and cash equivalents	55,977,770	6,905,362
CASH AND CASH EQUIVALENTS
Beginning of the period	119,873,668	45,679
End of the period	$175,851,438	$6,951,041
SUPPLEMENTAL CASH FLOW INFORMATION
Taxes paid	$800	$500